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                                                                      Exhibit 23
                                                                      ----------
                          PriceWaterhouseCoopers LLP
                            One South Market Square
                           Harrisburg, PA 17101-9916
                           Telephone (717) 231-5900
                           Facsimile (717) 232-5672

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Susquehanna Bancshares, Inc., on Form S-8 (File No. 33-92512) of our report dated January 26, 1999, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc., as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

One South Market Square
Harrisburg, Pennsylvania
March 20, 1999